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Exhibit 99.1

CONSENT TO BE IDENTIFIED AS
A PROPOSED DIRECTOR

        I, James J. Lynch, hereby consent to being identified as a proposed director of Heritage Oaks Bancorp (the "Company") and Heritage Oaks Bank in the Company's prospectus to be included in a registration statement on Form S-3.

By:	/s/ JAMES J. LYNCH James J. Lynch

Dated: April 12, 2010

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  Exhibit 99.1
CONSENT TO BE IDENTIFIED AS A PROPOSED DIRECTOR